                         AGREEMENT AND PLAN OF MERGER

                                     among


                           BATTERIES BATTERIES, INC.


                                 BATCEL CORP.


                          ADVANCED FOX ANTENNA, INC.

                                     (AFA)


                                      and


                                 STEPHEN RADE


                                 (Stockholder)





                           Dated December 4, 1995

                               TABLE OF CONTENTS

                                                                           Page


ARTICLE I.....................................................................2
THE MERGER....................................................................2
       1.1        The Merger..................................................2
       1.2        Filing......................................................2
       1.3        Effective Date of the Merger................................3
       1.4        Articles of Incorporation and ByLaws........................3
       1.5        Directors and Officers......................................3

ARTICLE II....................................................................4

CONVERSION OF AND SURRENDER AND
   PAYMENT FOR COMMON STOCK...................................................4
       2.1        Conversion..................................................4
       2.2        Closing of Transfer Books...................................7
       2.3        Surrender of Certificates...................................8
       2.4        Closing.....................................................8

ARTICLE III..................................................................10
CERTAIN EFFECTS OF MERGER....................................................10
       3.1        Effect of Merger...........................................10
       3.2        Further Assurances.........................................11

ARTICLE IV...................................................................12
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND .......................12
       4.1        Organization and Qualification of .........................12
       4.2        Capitalization.............................................13
       4.3        Authorization of Agreements................................14
       4.4        No Violations..............................................15
       4.5        Financial Statements.......................................16
       4.6        Tangible Assets............................................17
       4.7        Intangible Assets..........................................17
       4.8        Books and Records..........................................19
       4.9        Accounts Receivable........................................19
       4.10       Contracts and Commitments..................................20
       4.11       Leases.....................................................25
       4.12       Liabilities................................................26
       4.13       Litigation.................................................27
       4.14       Permits, Licenses, Etc.....................................27
       4.15       Taxes......................................................28
       4.16       Absence of Certain Changes or Events.......................30

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       4.17       Employee Benefit Plans; ERISA..............................32
       4.18       Insurance..................................................34
       4.19       Compliance with Applicable Law.............................35
       4.20       Investment.................................................36
       4.21       No Consents................................................37
       4.22       Full Disclosure............................................37

ARTICLE V....................................................................38
REPRESENTATIONS AND WARRANTIES OF ACQUIROR...................................38
       5.1        Organization and Qualification.............................38
       5.2        Authorization of Agreements................................38
       5.3        Financial Statements.......................................39
       5.4        Authority..................................................40
       5.5        No Consents................................................40
       5.6        No Violation...............................................40
       5.7        Litigation.................................................41
       5.8        Capitalization.............................................42
       5.9        The Stock Consideration....................................42
       5.10       Full Disclosure............................................43

ARTICLE VI...................................................................43
CERTAIN ADDITIONAL AGREEMENTS................................................43
       6.1        Further Covenants of the Stockholder and ..................43
       6.2        Employment Agreement.......................................47
       6.3        Payment of Outstanding Obligations.........................47
       6.4        Full Access................................................48
       6.5        Confidentiality............................................48
       6.6        Approval of Merger.........................................50
       6.7        Section 368 Reorganization.................................50
       6.8        Repayment of Debt to Stockholder...........................50

ARTICLE VII..................................................................51
INITIAL PUBLIC OFFERING......................................................51
       7.1        Initial Public Offering....................................51
       7.2        Cooperation................................................52
       7.3        Indemnification............................................53

ARTICLE VIII.................................................................55
NONCOMPETITION...............................................................55
       8.1        NonCompetition.............................................55
       8.2        Injunctive Relief..........................................56

ARTICLE IX...................................................................57
CONDITIONS TO OBLIGATIONS OF ACQUIROR AND NEWCO..............................57
       9.1        Representations, Warranties and

                  Covenants of AFA and the Stockholder.......................57
       9.2        Absence of Proceedings.....................................58
       9.3        Net Worth; No Material Adverse Change......................58
       9.4        Consents and Approvals.....................................59
       9.5        Documents..................................................59
       9.6        Employment Agreement.......................................60
       9.7        Initial Public Offering....................................60
       9.8        Certificates...............................................60
       9.9        Opinion of AFA's and Stockholder's Counsel.................60

ARTICLE X....................................................................60
CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER AND AFA.........................60
       10.1       Representations and Warranties
                  of Acquiror and Newco to be True...........................60
       10.2       Absence of Proceedings.....................................61
       10.3       Documents..................................................62
       10.4       Employment Agreement.......................................62
       10.5       Registration Agreement.....................................62
       10.6       Consents and Approval......................................62
       10.7       Initial Offering...........................................63
       10.8       Director...................................................63
       10.9       Certificates...............................................63
       10.10      Opinion of Acquiror and Newco..............................63

ARTICLE XI...................................................................63
REMEDIES.....................................................................63
       11.1       Survival of Representations and Warranties.................63
       11.2       Indemnification by the Stockholder.........................64
       11.3       Indemnification by Acquiror................................65
       11.4       Claims for Indemnification.................................65
       11.5       Right to Defend, Etc.......................................67
       11.6       Litigation; Remedies Cumulative............................68

ARTICLE XII..................................................................68
DEFAULTS, TERMINATION AND ABANDONMENT........................................68
       12.1       Time of Essence............................................68
       12.2       Termination................................................69
       12.3       Procedure Upon Termination.................................69

ARTICLE XIII.................................................................71
MISCELLANEOUS................................................................71
       13.1       Expenses...................................................71
       13.2       Further Actions............................................71
       13.3       Commissions and Finders' Fees..............................71
       13.4       Injunctive Relief..........................................73

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       13.5       Further Assurances.........................................73
       13.6       Reformation and Severability...............................73
       13.7       Entire Agreement; Modification.............................74
       13.8       Notices....................................................74
       13.9       Waiver.....................................................76
       13.10      Binding Effect; Assignment.................................77
       13.11      No ThirdParty Beneficiaries................................77
       13.12      Headings...................................................77
       13.13      Counterparts...............................................78
       13.14      Governing Law..............................................78

                         AGREEMENT AND PLAN OF MERGER


                  AGREEMENT, dated December 4, 1995, by and among BATTERIES BATTERIES, INC., a Delaware corporation, c/o Founders Equity Inc., 200 Madison Avenue, New York, New York 10016 (the "Acquiror"), BATCEL CORP., a Delaware corporation and wholly-owned subsidiary of the Acquiror and of the same address ("Newco"), ADVANCED FOX ANTENNA, INC., a Pennsylvania Corporation, 1840 Country Line Road, Huntingdon Valley, PA 19006 ("AFA") and STEPHEN RADE, residing at Somers Drive, Huntingdon Valley, Pennsylvania 19006 (the "Stockholder").

                  WHEREAS, the Boards of Directors of AFA, the Acquiror and AFA deemed advisable and in the best interests of their respective stockholders the merger of Newco with and into AFA (the "Merger") upon the terms and conditions set forth herein and in accordance with the corporation laws of the Commonwealth of Pennsylvania (the "PACL") and of the State of Delaware ("Del GCL"). AFA and Newco are hereinafter sometimes referred to as the "Constituent Corporations" and AFA, following the effectiveness of the Merger, is hereinafter sometimes referred to as the "Surviving Corporation"; and

                  WHEREAS, the Boards of Directors of the Acquiror, Newco and AFA have approved the Merger upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:
                                   ARTICLE I
                                  THE MERGER

                           1.1      The Merger. Upon the terms and conditions
hereinafter set forth and in accordance with the PACL and DelGCL, at the Effective Date (as defined in Section 1.3), AFA shall be merged with and into Newco and thereupon the separate existence of AFA shall cease, and Newco, as the Surviving Corporation, shall continue to exist under and be governed by the Del GCL.

                           1.2 Filing.  Upon the satisfaction or waiver of the
conditions set forth in Articles IX and X hereof (other than the condition as set forth in Sections 9.2 or 10.2 which may not be waived), Newco and AFA will cause a Certificate of Merger, in substantially the form of Exhibit A attached hereto (the "Certificate of Merger"), to be executed and filed with the Secretary of State of the Commonwealth of Pennsylvania as provided in Section 1927 of the PACL and the Secretary of the State of Delaware as provided in
Section 252 of the DelGCL.

                           1.3  Effective Date of the Merger.  The Merger shall
become effective immediately upon the filing, in accordance with Section 1928 of the PACL and Section 252 of the DelGCL, of the Articles of Merger with the Secretaries or Department of State of Pennsylvania and of Delaware in accordance therewith. The filing shall be made at the time of the closing of the Initial Public Offering described in Article VII. The date and time of such filings is herein sometimes referred as the "Effective Date."

                           1.4  Articles of Incorporation and By-Laws.  Upon
the effectiveness of the Merger, the Articles of Incorporation of Newco shall be the certificates of incorporation of the Surviving Corporation and the By-Laws of Newco shall be the By-Laws of the Surviving Corporation, except that the certificate of incorporation of the Surviving Corporation shall be amended to state as follows:

         "First. The name of the corporation is Advanced Fox Antenna
Inc."

                           1.5  Directors and Officers.  The officers of AFA
plus any officers of Newco designated by Newco) shall, after the Effective Date and in accordance with the Articles of Merger, serve as the officers of the Surviving Corporation and the directors of the Surviving Corporation shall be Warren H. Haber, John L. Teeger, Donald L. Luke and Stephen Rade, in each case such directors and officers to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                                  ARTICLE II
                        CONVERSION OF AND SURRENDER AND
                           PAYMENT FOR COMMON STOCK

                           2.1 Conversion. At the Effective Date, by virtue of
the Merger and without any action on the part of the holders thereof:

         (a) the outstanding shares of the Common Stock, no par value, of AFA ("Common Stock"), other than shares of Common Stock held in the treasury of AFA, shall be automatically converted into (i) cash in an amount equal to Two Million, One Hundred and Seventy-Five Thousand Dollars ($2,175,000) (the "Cash Consideration"), ii) such number of shares of Common Stock of the Acquiror equal to the quotient obtained by dividing Three Million, Seven Hundred Thousand Dollars ($3,700,000) by the price per share of Common Stock being offered by the underwriters to the public set forth on the cover page of the Prospectus included in the Registration Statement as described in Section 7.1 (such price hereinafter referred to as the "Initial Public Offering Price" and the shares to be issued by the

Acquiror are hereinafter referred to as the "Stock Consideration,") and (iii) a Contingent Right, to receive additional consideration of up to $600,000. The additional consideration shall equal the amount by which the earnings of the Surviving Corporation before extraordinary items and before provision for federal and state income taxes, all as determined in accordance with generally accepted accounting principles applied consistently with prior periods (the "PTE") for the Year ended December 31, 1996 (the "1996 Year"), the Year ended December 31, 1997 (the "1997 Year") or the year ended December 31, 1998 (the "1998 Year") exceeds the "Threshold" hereinafter described. The additional consideration shall not exceed $200,000 for any of the 1996 Year, the 1997 Year, and the 1998 Year, nor $600,000 in the aggregate for the three years. The Threshold for the 1996 Year shall be $1,100,000. The Threshold for the 1997 Year shall be the sum of (i) $1,300,000 plus (ii) the amount, if any, by which the PTE for the 1996 Year was below $1,100,000. The Threshhold for the 1998 Year shall be the sum of (i) $1,500,000 plus (ii) the amount, if any, by which the sum of the PTE for the 1996 Year plus the PTE for the 1997 Year was below $2,400,000. Payment of the additional consideration shall, at the option of the Acquiror, be made in cash or shares of Common Stock of the Acquiror or a combination of cash or shares. The value of each share shall equal the average for the "Value Period" of the closing sales prices of the Common Stock of the Acquiror on the New York Stock Exchange or, if not listed thereon, on the national stock exchange on which such shares are listed, or if not listed on any exchange, on the National Market System ("NMS") of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if not listed on an exchange or the NMS, on the Nasdaq Smallcap Stock Market. If the Common Stock is not listed on any exchange, NIAS or the Nasdaq Smallcap Stock Market, the average of the high bid and low asked prices to on the over-the-counter market as quoted by the market quotation service authorized by the NASD shall be substituted for the closing sales prices in the foregoing in the determination of the per share value.

         The Value Period shall be the ten business days immediately following the publication of the audited results of the consolidated operations of the Acquiror and its subsidiaries for the Year for which the determination is being made. Payment of the additional consideration shall be made within thirty days following such publication. The expenses of the Surviving Corporation for each of the 1996 Year, the 1997 Year and the 1998 Year shall include the compensation of the Stockholder under his employment agreement provided for in Section 6.2 and of a Chief Financial Officer of the Surviving Corporation designated by the Acquiror and who is to be employed immediately following the Effective Date but shall not include any management fee payable to Acquiror. The Cash Consideration, Stock Consideration and Contingent Consideration are hereinafter collectively referred to as the "Merger Consideration".

The stock certificates evidencing the Stock Consideration and Contingent Consideration shall bear the following legend:

                                    "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and no transfer, disposition or hypothecation may be effected of the shares unless registered under the Act or, in the opinion of counsel to the issuer, such transaction is exempt from registration thereunder."

                  (b) Each issued and outstanding share of the Common Stock of Newco shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.001 par value (the "New Common Stock"), of the Surviving Corporation.

                  (c) All shares of Common Stock which are held by AFA as treasury shares shall be cancelled and retired and cease to exist, without any conversion thereof or payment with respect thereto.

                           2.2  Closing of Transfer Books.  At the Effective
Date, the stock transfer books of AFA shall be closed, and no transfer of shares of Common Stock of AFA shall thereafter be made. If, after the Effective Date, certificates previously representing shares of Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in Section 2.1(a).

                           2.3  Surrender of Certificates.

                  (a) The Stockholders shall upon surrender to the Surviving Corporation of certificates representing the outstanding capital stock of AFA receive the Merger Consideration.

                  (b) Newco. Acquiror, as the sole stockholder of Newco, shall, upon surrender to the Surviving Corporation of certificates representing the common stock, $.01 par value, of Newco, receive a certificate representing the number of shares of New Common Stock of the Surviving Corporation into which the capital stock of Newco shall have been converted pursuant to Section 2.1(c).

                           2.4 Closing. The effectiveness of the Merger and
conversion of shares referred to in Section 2.1 hereof (the "Closing") shall take place at the time and at the offices at which the closing of the Initial Public Offering described in Article VII occurs. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                           (1) Deliveries by the Stockholder. At the Closing,
there shall be delivered to Acquiror by the Stockholder or AFA as hereinafter provided (unless delivered previously) the following:

                              (a) the Articles of Merger as executed by AFA;

                              (b) the Employment Agreement in the form of
Exhibit C hereto, as executed by the Stockholder;

                              (c) the written consents of third persons
required pursuant to Section 6.1(a)(iv);

                              (d) the Registration Agreement as executed by
the Stockholder referred to in Section 6.10 in the form of Exhibit D;

                              (e) the officers' certificates referred to in
Section 9.1 hereof;

                              (f) the opinion of counsel referred to in
Section 9.9 hereof; and

                              (g) all other previously undelivered documents,
instruments and writings required to be delivered by the Acquiror at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                           (2) Deliveries by Acquiror. At the Closing, there
shall be delivered by Acquiror to or on behalf of AFA or the Stockholder (unless delivered previously) the following:

                              (a) the Articles of Merger as executed by Newco;

                              (b) a stock certificate for the shares
constituting the Stock Consideration requested in the name of the Stockholder;

                              (c) the Employment Agreement in the form of
Exhibit C hereto executed by the Acquiror;

                              (d) the Registration Agreement in the form of
Exhibit D executed by the Acquiror;

                              (e) the officer's certificate referred to in
Section 10.1 hereof;

                              (f) the opinion of counsel referred to in
Section 10.6 hereof; and

                              (g) all other previously undelivered documents,
instruments and writings required to be delivered to AFA or the Stockholder at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III
                           CERTAIN EFFECTS OF MERGER

                           3.1  Effect of Merger.  On and after the Effective
Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                           3.2  Further Assurances.  If at any time after the
Effective Date the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or property to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

                                  ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND AFA

                  To induce Acquiror to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholder and AFA jointly and severally represent and warrant to Acquiror as follows:

                           4.1 Organization and Qualification of AFA. AFA is a
corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, has the corporate power to own its assets and to conduct its business as it is presently being conducted, and is qualified as a foreign corporation in each jurisdiction other than Pennsylvania in which it owns or leases property or transacts business and other than those jurisdictions where the failure to qualify in the aggregate failure to qualify in the aggregate will not have a material adverse affect on the business or financial condition of AFA; each of such jurisdiction is set forth in Schedule
4.1. Copies of the Certificate of Incorporation and the By-Laws, each as amended to date, of AFA have been previously delivered to Acquiror and are correct and complete. AFA does not own any equity interest in any other corporation.

                           4.2 Capitalization. The authorized capital stock of
AFA consists of 10,000 shares of Common Stock, no par value of which 100 shares are issued and outstanding; there are no shares held in the treasury of AFA. The outstanding shares, all of which are owned of record and beneficially by Stockholder,are validly issued, fully paid and nonassessable. Neither AFA nor the Stockholder has executed or granted any, and there is no outstanding, option, warrant or other right or any agreement (other than this Agreement) of any kind providing for the purchase, or the right to purchase, issuance, sale or other disposition of any shares of capital stock of AFA or security convertible into or exchangeable for such shares.

                           4.3 Authorization of Agreements. AFA has full
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery by AFA of this Agreement and consummation of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors and its stockholders and no other corporate proceeding on the part of AFA or its stockholders are necessary to authorize the execution and delivery of this Agreement by AFA or the consummation of the transactions contemplated on its part hereby. This Agreement has been, and the instruments and agreements contemplated herein, including, but not limited to, the Employment Agreement (collectively, the "Related Instruments") and other agreements and documents to be executed in connection with the closing of the transaction contemplated hereby (the "Closing Documents") will have been, at the Closing, duly executed and delivered by AFA and the Stockholder or, where so provided, by only AFA or the Stockholder, and constitute the valid and binding obligations of AFA and the Stockholder; and the Agreement is, and each of the Related Instruments and Closing Documents at the Closing will be, enforce able in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganiza tion, moratorium or similar laws affecting the enforcement of creditors' rights generally and except to the extent that the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                           4.4  No Violations.  The execution and delivery and
performance of this Agreement, the Related Instruments and the Closing Documents will not, with or without the giving of notice and/or the passage of time, violate any provisions of law appli cable to AFA or its stockholders or conflict with, result in the breach or termination of, any provision of, constitute a default under, give any party other than the Stockholder or AFA the right to accelerate any obligation, or result in the creation of any lien, charge or encumbrance upon, any of the outstanding shares of capital stock of, or any of the properties or assets of AFA pursuant to the corporate charter or By-Laws of AFA, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which AFA or the Stockholder is a party or by which the Stockholder or AFA or any of its assets or properties is or may be bound, except AFA's loan agreement with CoreStates Bank which requires the Bank to consent to the Merger and which consent will be obtained prior to the Closing. Neither such execution, delivery and performance nor compliance by AFA or the Stockholder with the terms and provisions hereof will violate any provision of the PACL or any other laws or, with or without the giving of notice and/or the passage of time, conflict with or result in a breach of any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which AFA or the Stockholder is subject or by which any of the assets of AFA or its outstanding shares may be bound.

                           4.5 Financial Statements. The Stockholder has
caused AFA to deliver to Acquiror: (i) the Balance Sheets of AFA as of September 30, 1995 and December 31, 1994 and its statements of income, cash flows and stockholder's equity for the nine-months ended September 30, 1995, ten months ended December 31, 1994 and the year ended February 28, 1994 accompanied by the unqualified report of Deloitte & Touche, LLP, independent public accountants (collectively, the "Audited Financial Statements"); and
(ii) the unaudited statements of income and cash flows of AFA for the nine-months ended September 30, 1994 (the "Interim Period" and the "Interim Period Financial Statements"). All the foregoing financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") except as set forth in Schedule 4.5 with respect to the Interim Period Financial Statements and fairly present the financial position of AFA as of September 30, 1995 and December 31, 1994 and the results of operations of AFA for nine months ended September 30, 1995, ten months ended December 31, 1994, the year ended February 28, 1994 and the Interim Period.

                           4.6 Tangible Assets. AFA does not own any real
property. Schedule 4.6 hereto is a complete and correct list of all items of tangible personal property and fixtures of AFA, all of which constitute the property, plant and equipment accounts of AFA, all of which were included on the September 30, 1995 Balance Sheet, except for those acquired subsequent to September 30, 1995 and all of which are currently used or useable in the conduct of the business of AFA. Such items of tangible personal property, considered in the aggregate, have been operated, maintained and repaired in a manner consistent with industry practice.

                           4.7 Intangible Assets.

                           (a) Schedule 4.7 identifies all patents, trade
marks, trade names, service marks, copyrights, registrations or applications with respect to any of the foregoing, renewals or assignments, and all rights in, to, or respecting such renewals and licenses or rights under the same presently owned, being used, or presently intended to be acquired (identified as such) by AFA (collectively referred to herein as the "Business Rights"). To the extent indicated in Schedule 4.7, the same have been duly regis tered in the offices indicated therein. There are no claims or proceedings have been instituted, are pending, or, to the best knowledge of the Stockholder, are threatened, which challenge, oppose or threaten interference, cancellation, nullification or concurrent use with any of the Business Rights. To the best knowledge of the Stockholder, none of the Business Rights infringe on or otherwise violate the rights of others or are being infringed on by others; and none are subject to any outstanding order, decree, judgment or stipulation. No licenses, sublicenses or agreements pertaining to any of the Business Rights are in effect, other than as set forth in Schedule 4.7. Neither AFA nor the Stockholder has been formally charged with infringement of any adversely-held Business Right with respect to AFA or any Business Right used in connection with the AFA business.

                           (b) AFA owns and possesses all Business Rights
necessary for, and being used in the conduct of, or in connection with, the AFA Business as was conducted on December 31, 1994 and as is currently being conducted; all are in full force and effect and have not been amended or modified. Except as set forth in Schedule 4.7, AFA has not sold, assigned, transferred, licensed, sublicensed or conveyed all or any interest in any of the Business Rights to any person, and AFA has the right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Business Rights set forth on the Schedule.

                           4.8 Books and Records. The books and records of AFA
have been maintained in accordance with GAAP on a basis consistent with prior years and accurately reflect the basis for amounts set forth on the Financial Statements delivered pursuant to Section 4.5, except as set forth on Schedule 4.8

                           4.9 Accounts Receivable. The accounts receivable of
AFA reflected on the December 31, 1994 Balance Sheet and on the September 30, 1995 Balance Sheet have arisen in the ordinary course of business, are not subject to any defense or offset and, after deducting the applicable provision for bad debts provided therein, have been or will be, to the best knowledge of the Stockholder, fully collectible.

                           4.10 Contracts and Commitments.

                           (a) Except as set forth in Schedule 4.10 or
Schedule 4.19:

                              (i) AFA is not a party to or bound by any
distribution agreement, sales representative agreement, dealer agreement, or any other agreement, contract or commitment relating to its operation, condition (financial or otherwise), liabilities, assets, earnings, working capital or the prospects of the AFA Busi ness;

                              (ii) The enforceability of the agreements,
contracts, commitments and licenses referred to in Schedule 4.7 will not be affected in any manner by the execution and delivery of this Agreement, the Related Instruments or the consummation of the transactions contemplated hereby, except for those consents set forth in Schedule 4.10, which consents will be obtained prior to the Closing;

                              (iii) No outstanding purchase contract or
commitment of AFA relates to any business other than the business of AFA, is materially in excess of the ordinary and usual require ments of the business of AFA at the time entered into or, to the best of Stockholder's knowledge, was entered into at any price materially in excess of the price available at such time to companies similar in size to AFA and similarly situated;

                              (iv) Neither AFA nor Stockholder is a party to
or bound by any outstanding agreements, arrangements or contracts relating to AFA with any of AFA's officers, employees, agents, consultants, advisors or salesmen that (A) is not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, except for those agreements set forth, along with their expiration dates, on Schedule 4.10, or (B) provides for the payment of any bonus or commission based on sales or earnings, other than the Plans listed on Schedule 4.17 and as permitted under Section 4.16;

                              (v) AFA is not a party to or bound by any
employment agreement, consulting agreement or any other agreement which contains any severance or termination pay liabilities;

                              (vi) AFA is not in default under or in viola
tion in a material respect of, nor, to the best knowledge of the Stockholder, after due inquiry, is there any basis for any valid claim of default under or violation of, any contract, agreement or commitment made or obligation of AFA or relating to the AFA business, including, but not limited to, any distribution agreement, sales representative agreement or dealer agreement;

                              (vii) AFA has no (A) indebtedness for borrowed
money or the deferred purchase price for property, including guarantees of, or agreements to acquire, any such indebtedness of others, or (B) contract, commitment or arrangement for the borrowing of money or for a line of credit;

                              (viii) None of the Stockholder, his affiliates,
AFA and any of the officers, directors, affiliates or associates of AFA is a party to or bound by any agreement or arrangement for the sale of shares of AFA or (other than in the ordinary course of business and consistent with past practice) any of the assets or rights of AFA or for the grant of any preferential rights to purchase any of the assets or rights of AFA; and

                              (ix) To the best knowledge of the Stockholder,
none of the distributors of AFA intend to exercise their right to terminate the distribution arrangements with AFA and will not do so as a result of the termination contemplated by this Agreement.

         (b) With respect to each contract and agreement listed on Schedule
4.10 attached hereto, (A) it is valid, binding and in full force and effect and is enforceable by AFA in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (B) neither AFA nor, to the best knowledge of the Stockholder after due inquiry, any other party is in breach of any material provision thereof; and (C) there does not exist any material default under, or, to the best knowledge of the Stockholder or AFA, any event or condition which, with the giving of notice or passage of time or both, would become a breach or default in any material respect under the terms of such contract or agreement on the part of AFA or on the part of any other party thereto. The foregoing assumes that the contracts and agreements have been duly executed and delivered by the parties thereto. The foregoing assumes that the contracts and agreements have been duly executed and delivered by the partie's thereto other than AFA and the Sockholder.

         (c) Except as set forth on Schedule 4.10 and the Employment Agreement with the Stockholder in the form of Exhibit C hereto, AFA, on the Closing Date, will not be a party to or bound by, nor will any of its assets or the business of AFA be subject to:

                  (i)      An employment agreement;

                  (ii) An agreement or purchase order for the purchase by AFA of goods, materials, supplies, machinery or capital assets requiring an expenditure of more than $100,000 or which is not to be completed within 30 days of the date of this Agreement;

                  (iii) An agreement with a labor union;

                  (iv) Except as set forth in Schedule 3.17, a profit sharing or retirement or pension arrangement or agreement;

                  (v) A bonus plan or agreement;

                  (vi) An agreement guaranteeing the obligations or liabilities of another;

                  (vii) An agreement for the borrowing or lending of money or the assignment of accounts receivable; or

                  (viii) An agreement for the construction or modification of any building or structure;

         (d) Since December 31, 1994, except for the Permitted Transactions defined in Section 4.10(e), AFA has not written up the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs and write-ups in accordance with GAAP consistently applied; waived any rights of substantial value; omitted to do any act, or permitted any act or omission to act, which will cause a material breach of any contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by AFA herein; or failed to promptly notify the Acquiror of any lawsuits, claims, proceedings or investigations which are threatened or commenced against AFA or any employee of AFA which may materially adversely affect AFA's Business.

         (e) For the purposes of this Agreement, "Permitted Transactions" shall mean distributions or dividends (including those declared but not paid as of the Effective Date) to the Stockholder and write-downs or write-offs by AFA of indebtedness owed by the Stockholder or his affiliates made on or prior to the Effective Date if (i) as of December 31, 1995 the net worth of AFA is not less than $1,700,000, and (ii) immediately prior to the Effective Date the net worth of AFA shall be not less than the sum of $1,700,000 plus the income of AFA for the period from January 1,

1996 to the Effective Date less the amount of federal, state and local income taxes the Stockholder is required to pay with respect to the income of AFA attributable to the Stockholder under Subchapter S of the Internal Revenue Code and, if any, the state and local income taxes, for the period from January 1, 1996 to the date immediately prior to the Effective Date.

                           4.11  Leases.  Schedule 4.11 attached hereto
contains an accurate and complete list of all leases (including all amendments thereof and modifications thereto, the "Leases") pursuant to which AFA leases real or personal property for the use or benefit of AFA. None of the Leases relate to any property or equipment owned or leased by Stockholder or an Affiliate (meaning any person who directly or indirectly controls or is controlled by Stockholder other than AFA), except for the lease of the property located at 1840 Country Line Road, Huntingdon Valley, Pennsylvania, with the Stockholder as lessor (the "Stockholder Lease"). AFA is not in default in any material respect with respect to any of the Leases which would permit the lessor thereunder to terminate such Lease and no event or condition has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default in any material respect thereunder, which default would permit the lessor thereunder to terminate such Lease, increase any of the lessee's obligations or reduce the lessee's rights thereunder. The Stockholder Lease is, and to the best knowledge of the Stockholder, the other leases are valid, binding and enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and are in full force and effect, and, except for the consents of lessors set forth in
Schedule 4.11 which consents will be obtained prior to the Closing, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not require AFA or Acquiror to procure the consent of any lessor in order for the Surviving Corporation to continue as lessee thereunder without any additional cost to AFA, Surviving Corporation or Acquiror or diminution of AFA or the Surviving Corporation's rights thereunder.

                           4.12 Liabilities. As of the Closing, to the best
knowledge of the Stockholder, AFA will not, except as set forth in Schedule 4.12, be subject to any liabilities other than (i) those included in the September 30, 1995 Balance Sheet or the notes thereto; and (ii) accounts payable and accrued expenses which have arisen in the ordinary course of the AFA Business subsequent to September 30, 1995.

                           4.13 Litigation. Except as set forth on Schedule
4.13 attached hereto, there are no claims, actions, proceedings, investigations or inquiries in progress, pending, or, to the best knowledge of the Stockholder, threatened, against the Stockholder or , that could affect AFA or its assets, the outstanding shares of capital stock of AFA, or the transactions contemplated hereby; nor, to the best knowledge of the Stockholder, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. As a result of either the lack of a valid basis for, or the availability of an appropriate defense to, any claims, actions, suits, proceedings, inquiries or investigations set forth in Schedule 4.13, none of such claims, actions, suits, proceedings, inquiries or investigations will have a material adverse effect on the business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of AFA. Neither the Stockholder nor AFA is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a significant adverse effect on the business or business practices of AFA or the Surviving Corporation.

                           4.14  Permits, Licenses, Etc.  To the best knowledge
of the Stockholder, there are no permits, licenses, orders or approvals of governmental or administrative authorities (collectively the "Permits") required to permit AFA to carry on the business of AFA presently conducted (including, without limitation, those required under federal, state or local laws or regulations relating to pollution or protection of the environment) other than the Permits which are described in Schedule 4.14. The conduct by AFA of the business of AFA through the Effective Date has not and will not, and the continuation of such business by the Surviving Corporation under the control of Acquiror after the Effective Date in the same manner as conducted on September 30, 1995 or currently conducted by AFA, will not violate or infringe, and has not and will not cause a default in any material respect under, any of the Permits, except for defaults which in the aggregate have not and will not materially adversely affect the business, financial condition or prospects of AFA or the Surviving Corporation, or will require
AFA to obtain any additional Permits, and neither the Stockholder nor AFA has received any written notification of any threatened suspension or cancellation of any of the Permits which might be reasonably expected to have a material adverse effect on the business of AFA.

                           4.15 Taxes. AFA has (i) filed all returns required
to be filed by it with respect to all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (all the foregoing taxes, including interest and penalties thereon and including estimated taxes thereof, are hereinafter collectively referred to as "Taxes"),(ii) paid all Taxes required by law to be paid, and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. Except with respect to local income taxes for a current period, no reserve is or will be required of AFA with respect to any Taxes relating to income of AFA through the Effective Date. AFA has been a Subchapter S Corporation under the Internal Revenue Code since March 1, 1994. No examination has been made of any of AFA's federal income tax returns by the Internal Revenue Service. AFA has not agreed to extend the time of assessment or collection of Taxes and is not a party to any action or proceeding by any governmental authority for the determination, assessment or collection of any Taxes. Except as set forth on Schedule 4.15, there is no examination pending or, to the best knowledge of the Stockholder, threatened by taxing authorities relating to the determination, assessment or collection of any Taxes from AFA.

                           4.16 Absence of Certain Changes or Events.

                              (a) Since December 31, 1994:

                                  (i) AFA has not sold or suffered any
material adverse change or loss or termination of or breach or default of any of the Business Rights set forth or referred to on the Schedules to this Agreement and, there has been no material adverse change, or, to the best knowledge of the Stockholder, is any material adverse change threatened or anticipated, in the net sales, business, condition or prospects (financial or otherwise) of from the amounts reflected on the September 30, 1995 AFA Balance sheet and the Statement of Income for the year then ended and Stockholder knows of no event which is or might reasonably be expected to have a material adverse effect on such net sales, business, condition or prospects, or result in a decrease of the net worth of AFA.

                                  (ii) AFA has not permitted, allowed or
suffered any of its assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind.

                                  (iii) Except for a Permitted Transaction,
AFA has not canceled any material indebtedness (individually or in the aggregate) owing to it or waived any claims or rights of substantial value.

                                  (iv) AFA has not sold, transferred or
otherwise disposed of any of its property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice.

                                  (v) has not paid, loaned or advanced any
amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of the officers, directors or employees of AFA, or increased the compensation to officers and employees whose compensation for the fiscal year ended December 31, 1994, exceeded a rate of $30,000 per annum, except for thos increases made prior to June 30, 1995 which resulted in the employee's compensation exceeding such rate and no further increases have been made with respect to such employees.

                                  (vi) AFA has not provided for any
distribution, loan or advance of any nature whatsoever to any stockholder of AFA or an affiliate.

                                  (vii) AFA has not experienced any material
labor dispute or difficulty.

                                  (viii) AFA has not made capital expenditures
or commitments for additions to property, plant, equipment or for any other purpose which are more than Twenty-Five Thousand Dollars ($25,000) in the aggregate.

                                  (ix) AFA has not suffered any casualty loss
with respect to its assets (whether or not insured against).

                           4.17 Employee Benefit Plans; ERISA. Except as set
forth on Schedule 4.17, AFA does not maintain, administer or otherwise contribute to any Employee Benefit Plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provision of ERISA and covers any employee of AFA, whether active or retired ("Employee Plans"). None of the Employee Plans set forth on
Schedule 4.17 is a "multi-employer plan," as defined in Section 3(37) of ERISA, and AFA has not been obligated to make a contribution to any multicompany Employee Plan within the past five years on behalf of any employee. Except for those set forth on

Schedule 4.17, some of which as indicated on such schedule will be terminated or cancelled on or prior to the Closing Date, AFA does not maintain any form of current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, profit sharing, stock option, stock appreciation right, separation pay, retirement, pension, salary continuation, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement for the benefit of any employee, whether active or retired, of any class or classes of its employees ("Benefit Arrangements"). AFA has provided to Acquiror (i) a copy of each Employee Plan and Benefit Arrangement, and a copy of each of the documents (including trust agreements and other funding arrangements and summary plan descriptions) under which each such Employee Plan and Benefit Arrangement is operated; (ii) the most recent annual report, if any, required to be filed with the government or any agency thereof; (iii) with respect to any Employee Plans which are intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the Internal Revenue Service on the plan's qualified status and a copy of the application for such letter; and (iv) a schedule showing either the annual cost or the current value of all benefits of each Employee Plan and Benefit Arrangement. With respect to all Employee Plans and Benefit Arrangements, AFA is in compliance in all material respects with the terms of each such plan or arrangement and, to the best knowledge of the Stockholder, with the requirements prescribed by any and all Laws as defined in Section 4.20 currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. Since December 31, 1994, the Employee Plans and Benefit Arrangements have not been amended nor, except pursuant to their terms as in effect on December 31, 1994, have any payments or contributions been made under such Plans or Arrangements. Since December 31, 1994, AFA has not failed to make any contribution to, or pay any amount due and owing as required by applicable law or by the terms of, any Employee Plan or Benefit Arrangement. The obligation of AFA with respect to any Employee Plan and Benefit Arrangement is fully funded. There is no pending or, to the knowledge of the Stockholder, threatened legal action, proceeding or investigation against AFA or any Employee Plan or Benefit Arrangement with respect to the employees of AFA, other than routine claims for benefits, which could result in liability to such plans or AFA. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of separation pay or otherwise) becoming due from AFA for which AFA is, or the Surviving Corporation will become, liable to any current or former consultant or employee of AFA or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former consultant or employee of AFA.

                           4.18  Insurance.   AFA has had, for at least the
past five years, and now has, in full force and effect, insurance against fire, liability, and other claims set forth in Schedule 4.18 hereto in amounts and against such losses and risks as therein set forth. Valid policies for such insurance, as is shown on such Schedule to be in effect on the date of this Agreement, will be outstanding and in force on the Closing Date. Such policies are sufficient for compliance with all requirements of law and of all agreements with respect to the operation of AFA and the business of AFA and are valid, outstanding and binding policies and the coverage provided thereby with respect to any act or event occurring on or prior to the Closing Date will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

                           4.19  Compliance with Applicable Law.  Except as set
forth in Schedule 4.19 attached hereto: (a) AFA has, and will, through the Effective Date, have with respect to its operations, practices, real property, plants, structures, machinery, equipment, vehicles and other property, and all other aspects of its business, complied in all material respects with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, orders, writs and injunctions of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, "Laws"), including, but not limited to, all Laws relating to the safe conduct of business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities, trademark and copyright, except for failure to comply which individually or in the aggregate have and will not materially adversely affect the business, financial condition or prospects of AFA; and (b) neither AFA nor Stockholder has received notification which is currently outstanding or uncured of any asserted present or past failure to so comply. Except as described in Schedule 4.19, there has never been any storage, generation, manufacture, refinement, transportation, production, treatment or disposal of solid wastes, toxic wastes or hazardous wastes or substances by AFA or at the real properties leased or owned by AFA in violation of any applicable Law or Permit or which would require significant remedial action under any applicable Law or Permit. There has never been any spill, discharge, leak, emission, injection, escape, dumping or any other release by AFA of any kind onto any real property into the environment surrounding such real properties of any solid wastes, toxic wastes or hazardous wastes or substances as such terms are defined under any law.

                           4.20  Investment.  The shares consisting of the
Stock Consideration and Contingent Consideration will be acquired by the Stockholder for his own account and for investment purposes only and not with the view to the distribution thereof except with respect to those shares transferred by the Stockholder to the finder, Everingham & Kerr, referred to in Section 13.3, who will as a condition of such transfer so represent to the Acquiror as to such shares.

                           4.21  No Consents.  No consent, authorization,
approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any distribution agreement, sales representative agreement, dealer agreement, or any other contract, agreement, instrument or lease to which AFA or Stockholder is a party, is required for the execution, delivery or performance of this Agreement or any of the Related Instruments, the Merger or other transactions contemplated hereby or thereby, except for those written consents set forth on Schedules 4.10 and 4.11, all of which shall have been obtained by AFA or the Stockholder prior to the Closing.

                           4.22 Full Disclosure. No representation or warranty
of AFA or the Stockholder made in this Agreement, the Related Instruments or any written statement furnished to the

Acquiror pursuant hereto or the Related Instruments or Closing Documents contains or will contain any untrue statement of a material fact which materially adversely affects or will materially adversely affect AFA or the AFA Business or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO

                  To induce AFA and the Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Acquiror and Newco jointly and severally represent and warrant to AFA and Stockholder as follows:

                           5.1 Organization and Qualification. Each of
Acquiror and Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power to own its business as it is presently being conducted, and is qualified as a foreign corporation in each jurisdiction where the failure to so qualify would individually or in the aggregate have a materially adverse affect on the business, financial condition or prospects of the Acquiror. Copies of the Certificate of Incorporation and By Laws of the Acquiror have been previously delivered to the Stockholder and are accurate and complete.

                           5.2  Authorization of Agreements.  This Agreement
has been, and the Closing Documents will have been at the Effective Date, duly executed and delivered by Acquiror and Newco and constitute the valid and binding obligation of Acquiror and Newco. This Agreement is, and the Closing Documents will be at the Effective Date, enforceable against Acquiror and Newco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and, except to the extent that the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                           5.3 Financial Statements. The Acquiror has
delivered to Stockholder: (i) the Balance Sheets of its subsidiary, Specific Energy Corp. ("Specific") as of January 31, 1995 and January 31, 1994 and the statements of income, cash flows and stockholders' equity of Specific for the years then ended, accompanied by the unqualified report of Semple & Cooper P.L.C., (ii) the consolidated statements of operations, stockholder equity and cash flows of the Acquiror for the four months ended May 31, 1995 accompanied by the unqualified report of Deloitte and Touche, LLP, independent public accountants and (iii) the unaudited consolidated Balance Sheet of the Acquiror as of October 31, 1995 and its consolidated statements of operations, stockholders equity and cash flows for the nine months ended October 31, 1995 and October 31, 1994. The foregoing financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") and fairly present the financial position of Specific as of January 31, 1995 and January 31, 1994, and its results of operations, cash flows and stockholder's equity for each of the years then ended and the consolidated financial position of the Acquiror as of October 31, 1995 and results of operations, cash flows and stockholders equity of the Acquiror for the nine-month periods ended October 31, 1995 and October 31, 1994 and the four months ended May 31, 1995.

                           5.4 Authority. Each of Acquiror and Newco has all
requisite corporate power and authority (i) to execute, deliver and perform this Agreement and the Closing Documents, and (ii) to carry out the Merger and the other transactions contemplated hereby and thereby. All necessary corporate proceedings of Acquiror and Newco have been duly taken to authorize the execution and delivery of this Agreement by Acquiror and the performance of the Merger and the transactions contemplated hereby.

                           5.5 No Consents. No consent, authorization,
approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any agreement to which Acquiror is a party, is required for the execution, delivery or performance by Acquiror of this Agreement, except with respect to the Registration Statement of the Acquiror to be filed under the

Securities Act of 1933, as amended, with respect to the Initial Public
Offering.

                           5.6 No Violation. The execution and delivery and
performance of this Agreement and the Closing Documents will not, with or without the giving of notice and/or the passage of time, violate any provisions of law applicable to the Acquiror or conflict with, result in the breach or termination of, any provision of, constitute a default under, or give any party other than the Acquiror or Newco the right to accelerate any obligation under, the Acquiror's or Newco's corporate charter or by-laws or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Acquiror or Newco is a party. The execution, delivery and performance and compliance by the Acquiror and Newco with the terms and provisions hereof will not violate any provision of the DelGCL or any other laws or, with or without the giving of notice and/or the passage of time, conflict with or result in a material breach of any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which the Acquiror or Newco is subject or by which any of the assets of the Acquiror may be bound.

                           5.7 Litigation. There are no claims, actions,
proceedings, investigations or inquiries in progress, pending, or, to the best knowledge of the Acquiror or Newco, threatened against the Acquiror or Newco, that could affect Acquiror or Newco, or the transactions contemplated hereby; nor, to the best knowledge of the Acquiror or Newco, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation.

                           5.8 Capitalization. The authorized capitalization
of the Acquiror consists of 2,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares of Series A Preferred Stock are outstanding; 1,050,000 shares of Class A Common Stock, par value $.001 per share, of which 500,000 shares are outstanding; and 10,000,000 shares of Common Stock, par value $.001 per share, of which 214,300 shares are outstanding. Acquiror will not issue or reserve for issuance any additional shares of Preferred Stock, Class A Common Stock or Common Stock prior to the consummation of the Initial Public Offering except for the shares to be issued
(i) as part of the Initial Public Offering and the Stock Consideration, (ii) upon consummation of the acquisitions of other battery distributors described in the Registration Statement referred to in Article VII; (iii) upon conversion of the outstanding shares of Class A Common Stock;(iv) upon exercise of warrants to be issued to the underwriters of the Initial Public Offering and options granted and to be granted under the Acquiror's Stock Option Plan, and (v) pursuant to a recapitalization of the outstanding shares of Class A Common Stock and Common Stock effected prior to the Initial Public Offering.

                           5.9 The Stock Consideration. Acquiror has duly
reserved for issuance the shares of its Common Stock which will constitute the Stock Consideration. Such shares when issued in accordance with the terms of this Agreement, will be validly authorized, legally issued, and fully paid and nonassessable.

                           5.10 Full Disclosure. No representation or warranty
of Acquiror or Newco made in this Agreement or any written statement furnished by the Acquiror or Newco to AFA and the Stockholder pursuant hereto or the Closing Documents contains or will contain any untrue statement of a material fact which materially adversely affects or will materially adversely affect Acquiror or Newco or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                  ARTICLE VI
                         CERTAIN ADDITIONAL AGREEMENTS

                           6.1 Further Covenants of the Stockholder and AFA.

                              (a) Between the date of this Agreement and the
Effective Date:

                                  (i) Conduct of Business. AFA will, and the
Stockholder will cause AFA to, continue to operate and conduct the AFA Business in the ordinary course;

                                  (ii) Preservation of Business Relationships.
AFA and the Stockholder will use their best efforts to preserve and maintain the present business relationships of AFA with its suppliers and customers.

                                  (iii) No Changes. Unless the prior written
consent of Acquiror is obtainedand except for Permitted Transactions as described in Section 4.10(e), AFA will not, and the Stockholder will cause AFA not to, make any change in its Certificate of Incorporation or By-Laws; declare or pay any dividend or make any other distribution; issue, sell or purchase, or issue rights or options to purchase or subscribe to, or make any commitment to issue, sell or purchase, any shares of its capital stock or make any other change in its capitalization; issue or contract to issue, or otherwise become liable with respect to, any indebtedness for borrowed funds except for trade payable arising in the ordinary course of business of AFA and except pursuant to the line of credit under the current term agreement with Core State Bank; incur any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) except nonmaterial items incurred in the ordinary course of business and consistent with past practice; permit, allow or suffer any of its properties or assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind; other than in the ordinary course of its business, sell or otherwise dispose of any of its property or assets; dispose of or permit to lapse any Business

Right or disclose to any person (except as may be required by law) other than representatives of Acquiror any trade secret, formula, process or know-how not theretofore a matter of public knowledge; make any loans or advances to or assume, guarantee, endorse or otherwise become liable with respect to the obligations of any other person, firm, corporation or association; make any capital expenditures or enter into, modify or terminate any commitment (other than to enter into a commitment for the purchase or sale of materials or products in the ordinary course of the business of AFA and which is not in excess of the amount reasonably purchased from such vendor for the item which is the subject of the commitment); fail to maintain insurance as specified in
Section 4.18; write down or write up the value of any inventory (including write-downs by reason of shrinkage); determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible, or write off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-ups in accordance with GAAP, or cancel any debts owed to it or waive any claims or rights of substantial value; increase the compensation of any of its officers or employees, whose compensation for the year ended December 31, 1994 or for the six months ended June 30, 1995 was in excess of a rate of $30,000 per annum; omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation, or any breach of any represen tation, warranty, covenant or agreement made by AFA or Stockholder herein; and fail to promptly notify the Acquiror of any lawsuit, claim, proceeding or investigation which is threatened or commenced against AFA or any officer or employee of AFA between the date of this Agreement and the Effective Date and of which Stockholder has knowledge which may materially affect AFA, its business, prospects or assets.

                                  (iv) The Stockholder will obtain and cause
AFA to obtain all those consents from lessors, distributors, sales representatives and dealers, and other consents, authorizations, approvals, permits and clearances required for AFA and the Stockholder to execute and deliver this Agreement, the Related Instruments and the Closing Documents and to consummate the Merger and other transactions contemplated hereby and thereby (the consents from all the Principal Distributors to be obtained prior to the filing of the Registration Statement), to permit the Surviving Corporation to continue to conduct, on and after the Closing, the business of AFA to the same extent and in the same manner as on September 30, 1995 and on the date hereof without any amendment or modification of obligations of AFA or the Surviving Corporation as successor to AFA under the agreements and arrangements with respect to which such consents are required, such consents to be secured without any payments therefor to be made by

AFA or the Surviving Corporation. Such consents shall be in writing in a form and substance reasonably satisfactory to Acquiror and Acquiror's counsel and executed counterparts thereof shall be delivered to Acquiror promptly after receipt thereof by AFA, but in no event later than the effectiveness of the Merger. Acquiror agrees to assist and cooperate with AFA in obtaining such consents, including, without limitation, by way of furnishing financial and other information as may be reasonably requested by the person providing such consent; the foregoing shall not, however, require the Acquiror to make any payment or incur any financial obligation or expense other than that incurred in furnishing the requisite information.

                           6.2 Employment Agreement. Stockholder shall execute
and deliver to Acquiror at the Closing the Employment Agreement in the form of Exhibit C hereto.

                           6.3 Payment of Outstanding Obligations. The
Stockholder at the Closing will pay or cause to be paid in full to AFA, without discount or reduction, all the amounts of advances, notes and accounts receivable of AFA from him or his Affiliates, except if such discount or reduction qualifies as a Permitted Transaction.

                           6.4 Full Access. Until such time as this Agreement
is terminated or abandoned in accordance with Article XII hereof and subject to Section 6.5, AFA shall afford, and the Stockholder shall cause AFA to afford, to Acquiror, its counsel, accountants and other representatives (including the underwriter of the Initial Public Offering, its representatives and counsel) full access to the premises, employees, books and records of AFA at such reason able times and places as Acquiror may request in order that Acquiror and the underwriter may have full opportunity to make such investigations as it shall desire to make of the affairs of AFA for due diligence purposes and will cause the officers, attorneys and accountants of AFA to furnish such additional financial and operating data and other information as Acquiror or the underwriter shall from time to time reasonably request.

                           6.5 Confidentiality.

                              (a) Each party hereto agrees to act and to cause
their respective employees and agents, and Acquiror shall also cause the underwriter, to act, diligently and reasonably before the Closing to keep confidential: (i) the terms and conditions of this Agreement; and (ii) any and all information and data with respect to the other party which it has learned, developed or received as a result of its dealings or negotiations in respect hereof or any investigation made in connection with this Agreement or any other agreement to be executed and delivered by it hereunder or in connection herewith which would not otherwise be available to such party; provided, however, that each party hereto shall be entitled to disclose such information and data (a) to the extent reasonably necessary to enforce its rights under this Agreement or any of the Related Instruments, (b) to enable the Acquiror to satisfy its obligations under the Securities Act of 1933 with respect to the preparation and filing of the Registration Statement and the distribution of the Preliminary Prospectus and Prospectus included therein, and (c) as may otherwise be required by law.

                           (b) None of the parties shall release any informa
tion before the Effective Date concerning the terms and conditions of this Agreement or the transactions contemplated hereby which is intended for or may result in public dissemination of such information without the prior written consent of the other party, except as part of or in connection with (i) the Registration Statement of the Acquiror to be filed under the Securities Act of 1933; or (ii) a capital investment in the Acquiror.

                           Each party agrees that the obligation of
confidentiality shall survive and all originals and copies of any Confidential Information provided in writing or reduced in writing are to be properly returned or transmitted to the party providing the same should the Agreement be terminated and the Closing not effected. If so requested by the providing party, all documents, memoranda, notes and other writings whatsoever prepared by the party to whom such Confidential Information was provided or its representatives or affiliates, based on the Confidential

Information provided, shall be destroyed and the party to whom such information had been provided shall certify to the providing party that such destruction has been effected.

                           6.6 Approval of Merger. AFA and the Stockholder
agree to cause the approval of this Merger contemplated hereby so that there will be no demand for any appraisal rights upon the effectiveness of the Merger.

                           6.7 Section 368 Reorganization. Each party hereto
shall use its best efforts to have the Merger be deemed a reorganization subject to the provisions of Section 368(c) of the Internal Revenue Code so that no income or gain is to be recognized by the Stockholder upon receipt of the Stock Consideration.

                           6.8 Repayment of Debt to Stockholder. The
outstanding indebtedness of AFA to the Stockholder in an amount not to exceed $150,000 shall be repaid by the Surviving Corporation to the Stockholder within 30 days following the Effective Date provided that after giving effect to such debt the net worth of AFA was as of December 31, 1995 at least $1,700,000 and as of the Effective Date was at least the amount specified as of the Effective Date in Section 4.10(e).

                                  ARTICLE VII
                            INITIAL PUBLIC OFFERING

                           7.1 Initial Public Offering. (a) In part to fund
the payment of the Cash Consideration, the Acquiror intends to effect through an underwriter or underwriters a public sale of shares of its Common Stock or other equity securities (other than warrants or options) convertible into shares of Common Stock at a gross selling price to the public prior to the deduction of any underwriting commissions, discounts and expenses of not less than Seven Million, Five Hundred Thousand Dollars ($7,500,000). The offer and sale (the "Initial Public Offering") of such securities and the shares issuable upon the conversion of any convertible securities included therein will be registered by means of a filing with the Securities and Exchange Commission (the "Commission") under Section 5 of the Securities Act of 1933 (the "Securities Act") of the Registration Statement of the Acquiror (the "Registration Statement"). The Acquiror agrees to file the Registration Statement on or prior to December 31, 1995 and, upon such filing, will use its best efforts to cause the Registration Statement to be declared effective by the Commissioner.

                           (b) Acquiror agrees to provide Stockholder with a
copy, and reasonable time to review and provide comments as to the initial material draft and of each materially revised draft of the Registration Statement and of the Registration Statement to be filed and each substantative amendment thereto five days prior to the filing thereof with the Commission. The Stockholder agrees to review such draft or drafts, particularly with respect to the disclosures contained therein as to AFA and the Stockholder. Acquiror agrees to incorporate or effect such changes in the Registration Statement prior to the filing thereof or the Stockholder may request with respect to the disclosures therein or to the business, management, financial condition and prospects of AFA in order to comply with the requirements of the application form of Registration Statement required by the rules of the Commission with respect to the Initial Public Offering.

                           7.2 Cooperation. Stockholder and AFA shall
cooperate with the Acquiror by providing such information to the Acquiror as it may reasonably request with respect to the operations, management and financial condition of AFA in order to (i) prepare and file with the Commission the Registration Statement and have the Registration Statement declared effective, and (ii) satisfy the due diligence responsibilities of the Acquiror and the underwriters with respect to the Initial Public Offering. In connection therewith, AFA shall provide the Acquiror, in addition to the financial statements described in Section 4.5, such unaudited financial statements of AFA, prepared in accordance with GAAP, required under Regulation S-X and Regulation S-K promulgated under the Securities Act to be included in the Registration Statement.

                           7.3 Indemnification. (a) The Acquiror agrees to
indemnify and hold harmless the Stockholder, AFA and each person, if any, who controls AFA within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities (including any costs of investigations, legal and other expenses reasonably incurred in connection with and in the amount paid in settlement of any action, suit or proceeding or any claim asserted) to which they or any of them may become subject under the Securities Act or other statutory law or common law insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus included therein or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or arise out of any violation by the Acquiror of any rule or regulation promulgated under the Securities Act applicable to the Acquiror and related to action or inaction required of the Acquiror in connection with the Registration

Statement provided; however, that the Acquiror will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon such untrue statement or omission or alleged untrue statement or omission made in any of such documents in reliance upon and in conformity with information furnished by Stockholder or AFA to the Acquiror for use therein.

                           (b) Stockholder agrees to indemnify and hold
harmless the Acquiror and each person, if any, who controls the Acquiror within the meaning of Section 15 of the Securities Act and each and all and any of them to the same extent as the foregoing indemnity from the Acquiror to Stockholder and AFA but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished by the Stockholder or AFA to the Acquiror for use therein.

                           (c) The procedures to effect indemnification
provided by Section 7.2(a) or (b) are set forth in Sections 11.4, 11.5 and 11.6.

                                 ARTICLE VIII
                                NON-COMPETITION

                           8.1 Non-Competition. The Stockholder agrees, in
consideration for the payment at the Closing by Acquiror to the Stockholder of Twenty-Five Thousand Dollars ($25,000) in the form of a certified check or wire transfer of federal funds, that Stockholder shall not, at any time during a period ending the later of five years from the Effective Date or a date two years following the last date of employment of the Stockholder by the Acquiror or the Surviving Corporation, (i) compete, directly or indirectly, with Acquiror or the Surviving Corporation in the conduct of the business of the sale or distribution of batteries or battery- related products or cellular products and component (the "AFA Business"), or (ii) except on behalf of the Acquiror or the Surviving Corporation, directly or indirectly solicit for employment by others any employees of the Surviving Corporation or Acquiror to perform duties with respect to the AFA Business; provided, however, that nothing contained in this Section 8.1 shall prevent Stockholder from (i) continuing to own, along with his wife the equity of Advanced Cellular of Philadelphia and Advanced Video Corp. (collectively the "Affiliated Companies") provided that such companies do not compete in any manner with the Acquiror or the Surviving Corporation (it being understood that such restriction with respect to the immediate geographical area in which the Affiliated Companies conduct their business as of the date hereof does not apply to any expansion by the Acquiror or the Surviving Corporation after the Effective Date of their respective businesses to include in such geographical area the business presently conducted by either Affiliated Company) and the ownership does not interfere or conflict with the performance of his duties as an officer, employee or director of the Surviving Corporation or as a director of the Acquiror; or (ii) purchasing as an investment less than 1% of the outstanding securities of any corporation whose securities are regularly traded on any national security exchange or in the over-the-counter market.

                           8.2 Injunctive Relief. The Stockholder hereby
expressly acknowledges that money damages might be difficult to calculate and may not adequately compensate the Surviving Corporation or the Acquiror in connection with an actual or threatened breach by Stockholder of the provisions of Section 8.1 hereof. Accordingly, Stockholder hereby expressly agrees that each of Acquiror and the Surviving Corporation shall be entitled to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of Section 8.1 hereof and, in addition, each of Acquiror and the Surviving Corporation shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of said Section.

                                  ARTICLE IX
                CONDITIONS TO OBLIGATIONS OF ACQUIROR AND NEWCO

                  Each and every obligation of Acquiror and Newco under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Acquiror and Newco:

                           9.1 Representations, Warranties and Covenants of
AFA and the Stockholder. The representations and warranties of AFA and the Stockholder herein and in any Schedule and Exhibit shall be true and complete in all material respects on the Effective Date with the same effect as though made at such time, except to the extent that a different time is specifically stated in any such representation or warranty; AFA and the Stockholder shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by AFA or the Stockholder at or prior to the effectiveness of the Merger; and the Stockholder shall deliver to Acquiror at the Closing a certificate dated the Effective Date executed by the Stockholder, individually and as President of AFA and by the Chief Financial Officer of AFA, certifying to the foregoing effects.

                           9.2 Absence of Proceedings. (i) None of the
Acquiror, Newco, AFA and the Stockholder shall be subject to any restraining order or injunction restraining or prohibiting the Merger or the consummation of the other transactions contemplated hereby or by any of the Related Instruments or the Closing Docu ments; (ii) no suit, action or proceeding shall have been insti tuted and remain pending before a court or other governmental body which would prohibit such transactions or the continued operation or conduct of the AFA Business, or materially adversely affect the title or interest of AFA in its assets; and (iii) there shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree which (a) restrains or prohibits the consummation of the Merger or other transactions contemplated hereby, or (b) if adversely decided, will have a material adverse effect on the assets, business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of AFA.

                           9.3 Net Worth; No Material Adverse Change. The net
worth of AFA as of the earlier of the Effective Date or December

31, 1995 as determined in accordance with GAAP shall be not less than $1,700,000. Since September 30, 1995, whether or not in the ordinary course of business, there shall not have occurred or arisen any event, condition or state of facts which materially and adversely affects, the assets, operations, business, financial condition, or prospects of AFA.

                           9.4 Consents and Approvals. All licenses, permits,
consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary, in the reasonable opinion of counsel to Acquiror and Newco, for AFA or Stockholder to obtain in connection with (a) the execution and delivery by AFA and the Stockholder of this Agreement or the Related Instruments and the consummation of the Merger or the other transactions contemplated hereby or thereby, or (b) the continued conduct by the Surviving Corporation of the AFA Business after the Effective Date in the manner and to the extent conducted on September 30, 1995 and on the date hereof.

                           9.5 Documents. The Related Instruments and all
other documents to be delivered by the Stockholder and AFA to Acquiror on the Effective Date, except as provided for in Exhibits hereto, shall be in form and substance reasonably satisfactory to Acquiror.

                           9.6 Employment Agreement. Stockholder shall have
executed and delivered to the Acquiror the Employment Agreement in the form of Exhibit D hereto.

                           9.7 Initial Public Offering. The Registration
Statement shall have been declared effective by the Securities and Exchange Commission and the closing of the Initial Public Offering has taken place.

                           9.8 Certificates. AFA shall have furnished Acquiror
with such other certificates as may be reasonably requested by Acquiror.

                           9.9 Opinion of AFA's and Stockholder's Counsel.
Acquiror shall have received an opinion of Archer & Greiner, counsel to AFA and the Stockholder, dated the Closing Date, substantially in the form of Exhibit E hereto.

                                   ARTICLE X
             CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER AND AFA

                  Each and every obligation of the Stockholder and AFA under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by AFA and the Stockholder:

                           10.1 Representations and Warranties of Acquiror and
Newco to be True. The representations and warranties of Acquiror and Newco herein contained shall be true and complete on the Effective Date with the same effect as though made at such time except to the extent that a different time is specifically stated in any such representation or warranty; Acquiror and Newco shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Date; and each of Acquiror and Newco shall have delivered to the Stockholder a certificate, dated the Effective Date and signed by its President, to both such effects.

                           10.2 Absence of Proceedings. (i) None of AFA, the
Stockholder and the Acquiror and Newco shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the Merger and the other transactions contemplated hereby, the Related Instruments or the Closing Documents; (ii) no suit, action or proceeding shall have been instituted and remain pending before a court or other governmental body which would prohibit such transactions; and (iii) there shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree which (a) restrains or prohibits the consummation of the Merger or the other transactions contemplated hereby or by the Related Instruments, or (b) if adversely decided, will have a material adverse effect on the business, operations, condition (financial or otherwise), liabili ties, assets, earnings or prospects of the Surviving Corporation or Acquiror.

                           10.3 Documents. Except as otherwise provided, all
documents to be delivered by Acquiror or Newco to the Stockholder and AFA on the Effective Date shall be in form and substance reasonably satisfactory to AFA and the Stockholder.

                           10.4 Employment Agreement. The Acquiror shall have
executed and delivered to the Stockholder the Employment Agreement to the Stockholder.

                           10.5 Registration Agreement. Acquiror shall have
executed and delivered to the Stockholder the Registration Rights Agreement in the form of Exhibit D hereto to register under the Securities Act of 1933 the Shares coonstituting the Stock Consideration.

                           10.6 Consents and Approvals. All licenses, permits,
consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary, in the reasonable opinion of counsel to the Stockholder and AFA, in connection with the execution and delivery of AFA Acquiror and Newco of this Agreement or the Related Instruments and the consummation of the Merger or the other transactions contemplated hereby or thereby, and on the date hereof.

                           10.7 Initial Offering. The Registration Statement
shall have been declared effective by the Securities and Exchange Commission and the closing of the Initial Public Offering has taken place.

                           10.8 Director. The Stockholder shall have been
elected a Director of the Acquiror to take office immediately following the Effective Date.

                           10.9 Certificates. Acquiror and Newco shall have
furnished the Stockholder with such certificates of officers of Acquiror and Newco as may reasonably be requested by counsel to AFA and the Stockholder.

                           10.10 Opinion of Acquiror and Newco. AFA and the
Stockholder shall have received from Acquiror and Newco an opinion of The Brock Law Group, LLC, counsel to the Acquiror and Newco, dated the Closing Date, in the form of Exhibit F hereto.

                                  ARTICLE XI
                                   REMEDIES

                           11.1 Survival of Representations and Warranties.
All representations and warranties in this Agreement or pursuant hereto made by any party shall survive the Effective Date for a period of three years from that date and any investigation made at any time by or on behalf of any other party, except that those representations and warranties with respect to taxes shall survive for the applicable statute of limitations period.

                           11.2 Indemnification by the Stockholder. Subject to
Section 11.4(b) and in addition to his obligations under Section 7.3(b), the Stockholder agrees to indemnify, defend and hold harmless Acquiror and its controlling persons and controlled persons, including the Surviving Corporation, successors and assigns (hereinafter in this Article XI collectively referred to as Acquiror unless the context otherwise indicates) from and against any and all claims, demands, losses, costs, obligations, liabili ties, interest thereon, penalties and expenses, including reason able attorneys' fees and expenses (all the foregoing being hereinafter sometimes collectively referred to as "Article XI Damages") occasioned by, arising out of or resulting from any breach or default of any of the representations and warranties of the Stockholder or AFA or of the covenants of AFA or the Stockholder in this Agreement, the Related Instruments or in any Exhibit or Schedule to, or any certificate, agreement or other instrument furnished pursuant to, this Agreement or the Related Instruments or any facts or circumstances constituting such a breach or default.

                           11.3 Indemnification by Acquiror. Subject to
Section 11.4(b), in addition to its obligation under Section 7.3(a), Acquiror agrees to indemnify, defend and hold harmless the Stockholder and his successors and assigns from and against any and all Article XI Damages occasioned by, arising out of or resulting from any breach or default of any of the representations, warran ties or covenants of Acquiror or Newco contained in this Agreement or a Related Instrument or in any Exhibit or Schedule to, or any certificate, agreement or other instrument furnished pursuant to, this Agreement or a Related Instrument or any facts or circumstances constituting such breach or default.

                           11.4 Claims for Indemnification.

                              (a) A party seeking indemnification for Article
XI Damages or for damages under Article VII or VIII (the "Indemnified Party"), as a condition of asserting claims for indemnification, shall promptly after becoming aware of such claim notify the other party (the "Indemnifying Party") in writing of any event, or of any facts, which, in its opinion, entitle or may entitle the Indemnified Party to indemnification under Article VI or this
Article XI. The notice from the Indemnified Party shall specify all facts then known to it relating to its claim for indemnification and the amount or estimated amount of the liability arising therefrom. The right of the Indemnified Party to indemnification and the amount or the estimated amount thereof, as set forth in the notice, shall be deemed agreed to by the Indemnifying Party unless, within 30 days after the mailing of such notice, the Indemnifying Party notifies the Indemnified Party in writing that it disputes the right of the Indemnified Party to indemnification as set forth or estimated in the notice or that the Indemnifying Party elects to defend, in the manner provided in
Section 11.5 hereof, the claim giving rise to such indemnification right. If the Indemnified Party shall be duly notified that the Indemnifying Party disputes such claim as aforesaid, the parties shall endeavor to settle and compromise such dispute but no such settlement or compromise shall be effected without the consent of both. If unable to do any of the foregoing, such dispute as to indemnification shall be determined by appropriate litigation (which shall mean when the claim has been finally determined by a court or tribunal from which determination no appeal is or may be taken or when the defense thereto has been abandoned); and any right of an Indemnified Party to indemnification established by reason of such settlement, compromise, or litigation shall be promptly thereafter paid and satisfied by the Indemnifying Party.

                              (b) Neither the Stockholder nor the Acquiror, as
the case may be, will be obligated to indemnify, defend or hold the other party harmless with respect to any Article XI Damages arising out of Section 11.1 or 11.2 with respect to any claims, unless and until the principal amount of all Article XI Damages asserted by it shall, in aggregate, exceed the sum of $50,000, and then indemnification shall be had to the extent of all such Article XI Damages, including the first $50,000 of such
Article XI Damages. The Stockholder shall not be liable to Acquiror for
Article XI Damages in the aggregate in excess of the Merger Consideration.

                              11.5 Right to Defend, Etc. If the facts giving
rise to indemnification shall involve any actual or threatened claim or demand by any other third party against an Indemnified Party or the Surviving Corporation, the Indemnified Party may upon written request require the Indemnifying Party, at the expense of the Indemnifying Party through counsel of its own choosing, to defend or prosecute such claim or demand in the name of the Indemnified Party or the Surviving Corporation, as the case may be, (without prejudice to the right of the Indemnified Party or the Surviving Corporation to participate through counsel of its own choosing). The Indemnified Party shall cooperate in the defense or prosecution of said claim or demand, including providing the Indemnifying Party with access to such books and records of the Surviving Corporation or the Acquiror in the possession of the Indemnifying Party, which shall be reasonably deemed by the Indemnifying Party to relate to said claim or demand and shall be entitled to be reimbursed, as provided in Sections 7.3, 11.2, 11.3 or 11.6, for all costs and expenses incurred by it in connection therewith. No settlement shall be effected by an Indemnified Party to which it may claim indemnification from an Indemnifying Party without the consent of the Indemnifying Party but such consent shall not be unreasonably withheld.

                              11.6 Litigation; Remedies Cumulative. In the
event of litigation to enforce this Agreement or any provision thereof, the prevailing party, in addition to any other relief such party may be awarded, shall be entitled to recover its reasonable attorneys' fees, including those incurred with respect to any appellate proceeding. Except as herein expressly provided, all remedies provided in this Agreement, including, but not limited to, those pursuant to Sections 7.3 and 8.2 and Articles XI, XII and XIII and shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                                  ARTICLE XII
                     DEFAULTS, TERMINATION AND ABANDONMENT

                           12.1 Time of Essence. Time is of the essence in
this Agreement.

                           12.2 Termination. The transactions contemplated
herein may be terminated and/or abandoned at any time, but not later than the
Closing:

                           (a) By mutual consent of the Stockholder, AFA and
Acquiror; or

                           (b) By Acquiror if the Effective Date shall have
been postponed and shall have not occurred on or prior to Februry 28, 1996 because one or more of the conditions provided for in Article IX of this Agreement shall not have been met by AFA or the Stockholder or waived in writing by Acquiror prior to such date; or

                           (c) By the Stockholder and AFA if the (i)
Registration Statement has not been filed on or prior to December 31, 1995, or
(ii) the Closing shall have been postponed and shall not have occurred on or prior to Feburary 28, 1996, because one or more of the conditions provided for in Article X of this Agreement shall not have been met by Acquiror or Newco or waived in writing by the Stockholder prior to such date.

                           12.3 Procedure Upon Termination. In the event of
termination and abandonment by any of Acquiror, AFA and the

Stockholder pursuant to Section 12.2 hereof, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Acquiror, or AFA and the Stockholder. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                           (a) Each party will redeliver all documents, work
papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. All obligations of a party hereto regarding confidentiality and nondisclosure of information and all remedies for breach thereof shall survive termination or abandonment of this Agreement.

                           (b) A termination pursuant to Section 12.2(b) or
12.2(c) shall not in any way limit or restrict the rights and remedies of any party hereto against any other party if such termination resulted from a willful breach by the other party of any of the agreements or provisions of this Agreement prior to the termination thereof.

                                 ARTICLE XIII
                                 MISCELLANEOUS

                           13.1  Expenses.  Each party hereto shall pay its own
expenses incidental to the negotiation, preparation and consumma tion of this Agreement and all other agreements executed and delivered by it hereunder or in connection herewith and the transactions provided for herein and therein, including all fees and expenses of its or their respective counsel and accountants, except that the fees of Deloitte & Touche for its services in auditing the Audited Financial Statements shall have been borne by Acquiror except that in the event the Audited Financial Statements disclose results that are materially adversely different from the results disclosed in the unaudited financial statements for the same periods previously provided by AFA or the Stockholder to the Acquiror, AFA will bear the fees and disbursements of the independent accounting firm.

                           13.2  Further Actions.  At any time and from time to
time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                           13.3  Commissions and Finders' Fees.

                           Except for the fees of Founders Equity, Inc.
("Founders"), the fees of which shall be the sole responsibility of Acquiror, and the fees of Everingham & Kerr ("E&K") which shall be the sole responsibilities of the Stockholder, each of the parties represents that it has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commis sions with respect to the transactions contemplated by this Agreement, which may be directly or indirectly asserted against the other parties. Acquiror agrees to be fully responsible to pay all fees due to or claims of Founders and to indemnify and hold Stockholder harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising from claims of Founders for any fee or commission with respect to the transactions contemplated by this Agreement or pursuant to all outstanding agreements between Founders and Acquiror. Stockholder agrees to be fully responsible to pay all fees due to or claims of E&K and to indemnify and hold Acquiror and Newco harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising from claims of E&K for any fee or commission with respect to the transactions contemplated by this Agreement or pursuant to all outstanding agreements between E&K and Stockholder.

                           13.4 Injunctive Relief. The Acquiror and the
Stockholder acknowledge and agree that in view of the uniqueness of the AFA Business, damages at law would be insufficient for breach of any of their respective covenants in this Agreement. Accordingly, the parties hereto agree that in the event of a breach or threatened breach of any provisions of this Agreement, the nondefaulting party shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury. Nothing herein shall be construed as prohibiting any party hereto from pursuing any remedies, including damages, for breach or threatened breach of this Agreement.

                           13.5 Further Assurances. Each party hereto shall,
from time to time after the Closing, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

                           13.6  Reformation and Severability.  If any
provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

                              (a) in lieu of such illegal, invalid or
unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                           (b) the legality, validity and enforceability of
the remaining provisions hereof shall not in any way be affected or impaired thereby.

                           13.7 Entire Agreement; Modification. This
Agreement, the Related Instruments and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements and understandings between them (and all prior representations and warranties) concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

                           13.8 Notices. Any notice given pursuant to this
Agreement to any party hereto shall be deemed to have been duly given (i) when mailed by registered or certified mail, return receipt requested, (ii) when telecopied, provided a copy of the notice is mailed by registered or certified mail, return receipt requested, within one business day following the date of the telecopied transmission, or (iii) when hand delivered to the party to whom it is to be given at the address of such party set forth below, as follows:


                  If to the Stockholder:

                           Mr. Stephen Rade
                           3915 Somers Drive
                           Huntingdon Valley, Pennsylvania 19006
                           FAX:


with a copy to:

                           Archer & Greiner
                           One Centennial Square
                           Haddonfield, New Jersey 08033
                           Attention: James H. Carll,Esq.
                           FAX: (609) 795-0574

                  If to Acquiror:

                           Batteries Batteries, Inc.
                           c/o Founders Equity, Inc.
                           200 Madison Avenue
                           New York, New York  10016

                           Attention:  Mr. Warren H. Haber
                                       Chairman of the Board

                           FAX:  (212) 953-0626

with a copy to:

                           Leo Silverstein, Esq.
                           The Brock Law Group
                           153 East 53rd Street
                           56th Floor
                           New York, New York  10022

                           FAX:  (212) 371-5500

If to AFA:
                           Advanced Fox Antenna, Inc.

                           1840 Country Line Road
                           Huntingdon Valley, PA 19006

                           FAX: (215) 947-4797

with a copy to:

                           (i)      Prior to the Closing:
                           Archer & Greiner (at its above address)

                           (ii)     After the Closing:

                           Leo Silverstein, Esq.
                           (at the above address
                            of Mr. Silverstein)

or at such other address as a party shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto.

                           13.9  Waiver.  Any waiver must be in writing, and
any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           13.10  Binding Effect; Assignment.  The provisions
of this Agreement shall be binding upon and inure to the benefit of AFA, the Stockholder, the Acquiror and Newco and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and any purported assignment without such consent shall be void, except that the Acquiror may assign this Agreement to any corporation in which it owns 100% of the outstanding shares of voting stock and has a net worth at the time of the assignment at least equal to that of the Acquiror or the obligations of the assignee is guaranteed by the Acquiror.

                           13.11  No Third-Party Beneficiaries.  Except for
rights of Indemnified Parties under Article VII, X and XI hereof or the rights of the parties under the Related Instruments, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                           13.12  Headings.  The headings in this Agreement are
solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                           13.13 Counterparts. This Agreement may be executed
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           13.14 Governing Law. This Agreement and all
amendments thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                   BATTERIES BATTERIES, INC.


                                   By /s/ John L. Teeger
                                     -------------------------------
                                     John L. Teeger

                                   BATCEL CORP.


                                   By /s/ John L. Teeger
                                     -------------------------------
                                     John L. Teeger

                                   ADVANCED FOX ANTENNA, INC.


                                   By /s/ Stephen Rade, President
                                     -------------------------------
                                      Stephen Rade, President


                                   STOCKHOLDER:


                                     Stephen Rade
                                     -------------------------------
                                      Stephen Rade

                                   EXHIBITS


A         Certificate of Merger
B         Certificate of Incorporation
C         Employment Agreement
D         Registration Agreement
E         Opinion of Counsel to AFA and Stockholder
F         Opinion of Acquiror's Counsel



                        SCHEDULES


Sections
4.6       Tangible Assets
4.7       Intangible Assets
4.8       Books and Records
4.10      Contracts and Commitments
4.11      Leases
4.12      Liabilities
4.13      Litigation
4.14      Permits, Licenses, Etc.
4.17      Employee Benefit Plans, ERISA
4.18      Insurance
4.19      Compliance with Applicable Law

                                   EXHIBIT A
                             CERTIFICATE OF MERGER
                                      OF
                          ADVANCED FOX ANTENNA, INC.
                                     INTO
                                 BATCEL CORP.


          ----------------------------------------------------------


                       Pursuant to Section 252(c) of the
               General Corporation Laws of the State of Delaware

          ----------------------------------------------------------


                  BATCEL CORP., a corporation formed under the laws of the State of Delaware, desiring to merge Advanced Fox Antenna Inc. into itself pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
                  FIRST: That the names and states of incorporation of each constituent corporation are:

             NAME                            STATE OF INCORPORATION
BATCEL CORP.                                 Delaware

ADVANCED FOX ANTENNA, INC.                   Pennsylvania

                  SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252(c) of the General Corporation Law.

                  THIRD: That the name of the surviving corporation is Advanced Fox Antenna, Inc.

                  FOURTH: That the Certificate of Incorporation of BBI Acquisition Corp., one of the constituent corporations, shall be the Certificate of Incorporation of the surviving corporation except that Article First is hereby amended to state "First. The name of the corporation is Advanced Fox Antenna, Inc."

                  FIFTH: That an executed copy of the Agreement and Plan of Merger is on file at the principal place of business of Batcel Corp., c/o Founders Equity Inc. 200 Madison Avenue, New York, New York 10016, and that a copy of such Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

                  IN WITNESS WHEREOF, said Batcel Corp., Inc. has caused this Certificate of Merger to be executed by its officers thereunto duly authorized this ____ day of ________________, 1996.


                                 BATCEL CORP.



                                 By:________________________
                                    Name:________________
                                    Title:  President

ATTEST:



_________________________
  Name:_______________
  Title:  Secretary

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER


                  AGREEMENT, dated February __, 1996, by and among BATTERIES BATTERIES, INC., a Delaware corporation, c/o Founders Equity Inc., 200 Madison Avenue, New York, New York 10016 (the "Acquiror"), BATCEL CORP., a Delaware corporation and wholly-owned subsidiary of the Acquiror and of the same address ("Newco"), ADVANCED FOX ANTENNA, INC., a Pennsylvania Corporation, 1840 Country Line Road, Huntingdon Valley, PA 19006 ("AFA") and STEPHEN RADE, residing at Somers Drive, Huntingdon Valley, Pennsylvania 19006 (the "Stockholder").

                  WHEREAS, the parties hereto desire to amend the Agreement and Plan of Merger dated December 4, 1995 among them (the "Merger Agreement") in the following particulars only.

                  NOW, THEREFORE, it is hereby agreed as follows:

                            1. Subparagraph (a) of Section 2.1 of the Merger
Agreement is hereby amended to provide as follows:

                  "(a) the outstanding shares of the Common Stock, no par value, of AFA ("Common Stock"), other than shares of Common Stock held in the treasury of AFA, shall be automatically converted into
         (i) cash in an amount equal to Two Million, Five Hundred and Seventy-Five Thousand Dollars($2,575,000) (the "Cash Consideration"),
         (ii) such number of shares of Common Stock of the Acquiror equal to the quotient obtained by dividing Three Million, Three Hundred Thousand Dollars($3,300,000) by the "Initial Public Offering Price," meaning the price per share of Common Stock being offered by the underwriters to the public set forth on the cover page of the Prospectus included in the Registration Statement as described in Section

7.1 or the price per Unit if the public offering is of Units, each consisting of one share of Common Stock and one Warrant to purchase an additional share of Common Stock at a price not less than the price per Unit being offered by the underwriters to the public set forth on such cover page (the shares of Common Stock of the Acquiror to be issued to the Stockholder are hereinafter referred to as the "Stock Consideration,") and (iii) a Contingent Right, to receive additional consideration of up to $600,000. The additional consideration shall equal the amount by which the earnings of the Surviving Corporation before extraordinary items and before provision for federal and state income taxes, all as determined in accordance with generally accepted accounting principles applied consistently with prior periods (the "PTE") for the period from the Effective Date through January 31, 1997 (the "1996 Period"), the Year ended January 31, 1998 (the "1997 Year") or the year ended January 31, 1999 (the "1998 Year") exceeds the "Threshold" hereinafter described. The additional consideration shall not exceed $200,000 for any of the 1996 Period, the 1997 Year, and the 1998 Year, nor $600,000 in the aggregate for the three periods. The Threshold for the 1996 Period shall be the amount determined multiplying $1,100,000 by the fraction which has the number of days in the 1996 Period as its numerator, and 365 as its denominator. The Threshold for the 1997 Year shall be the sum of (i) $1,300,000 plus (ii) the amount, if any, by which the PTE for the year ended January 31, 1997 was below $1,100,000. The Threshold for the 1998 Year shall be the sum of (i) $1,500,000 plus (ii) the amount, if any, by which the sum of the amount by which PTE for the year ended January 31, 1997 was below $1,100,000 plus the amount by which the PTE for the 1997 Year was below $1,300,000. Payment of the additional consideration shall, at the option of the Acquiror, be made in cash or shares of Common Stock of the Acquiror or a combination of cash or shares of the Acquiror, be made in cash or shares of Common Stock of the Acquiror or a combination of cash or shares. The value of each share shall equal the average for the "Value Period" of the closing sales prices of the Common Stock of the Acquiror on the New York Stock Exchange or, if not listed thereon, on the national stock exchange on which such shares are listed, or if not listed on any exchange, on the National Market System ("NMS") of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if not listed on an exchange or the NMS, on the Nasdaq Smallcap Stock Market. If the Common Stock is not listed on any exchange, NMS or the Nasdaq Smallcap Stock Market, the average of the high bid and low asked prices to on the over-the-counter market as quoted by the market quotation service authorized by the NASD shall be substituted for the closing sales prices in the foregoing in the determination of the per share value.

                  The Value Period shall be the ten business days immediately following the publication of the audited results of the consolidated operations of the Acquiror and its subsidiaries for the Year for which the determination is being made. Payment of the additional consideration shall be made within thirty days following such publication. The expenses of the Surviving Corporation for each of the 1996 Year, the 1997 Year and the 1998 Year shall include the compensation of the Stockholder under his employment agreement provided for in Section 6.2 and of a Chief Financial Officer of the Surviving Corporation designated by the Acquiror and who is to be employed immediately following the Effective Date but shall not include any management fee payable to Acquiror. The Cash Consideration, Stock Consideration and Contingent Consideration are hereinafter collectively referred to as the "Merger Consideration". The stock certificates evidencing the Stock Consideration and Contingent Consideration shall bear the following legend:

                           "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and no transfer, disposition or hypothecation may be effected of the shares unless registered under the Act or, in the opinion of counsel to the issuer, such transaction is exempt from registration thereunder."

                  2. Subparagraph (e) of Section 4.10 of this Merger Agreement is hereby amended to provide as follows:

                  "(e) For the purposes of this Agreement, "Permitted Transactions" shall mean distributions or dividends (including those declared but not paid as of the Effective Date) to the Stockholder and write-downs or write-offs by AFA of indebtedness owed by the Stockholder or his affiliates made on or prior to the Effective Date if as of December 31, 1995 and as of the Effective Date the net worth of AFA is not less than $1,700,000; provided however that distributions of net income of AFA for the period from January 1,1996 to the Effective Date (the "1996 Pre-Effective Period") shall be made to the Stockholder or his assigns in accordance with the schedule set forth in Section 6.8 as amended pursuant to this Agreement.

                  3. Section 6.8 of the Merger Agreement is hereby amended to provide as follows:

                  "6.8 Payment of the Outstanding Debt and Permitted Distributions to Stockholder. (a) The outstanding indebtedness of AFA to the Stockholder in an amount not to exceed $150,000 shall be repaid by the Surviving Corporation to the Stockholder within 30 days following the Effective Date provided that after giving effect to such debt the net worth of AFA was as of December 31, 1995 and as the Effective Date at least $1,700,000.

                  "(b) The net income of AFA for the 1996 Pre-Effective Period to the extent the amount would constitute a Permitted Transaction under
Section 4.10(e) of the Merger Agreement shall be distributed by the Surviving Corporation to the Stockholder (the "Permitted 1996 Pre-Effective Income Distribution"). The distribution shall be made preliminarily in four installments, each equal to 25% of the amount to be distributed, within the first installment to be made on the later of May 1, 1996 or the 45th day following the Effective Date, the second installment on the later of June 1, 1996 or the 45th day following the Effective Date, the third installment on July 1, 1996 and the last installment on August 1, 1996. The net income of AFA for the 1996 Pre-Effective Period shall be determined in accordance with generally accepted accounting principles, The determination shall preliminarily be made by the Surviving Corporation within 45 days following the Effective Date. The definitive amount shall be the amount set forth in the statement of income of AFA for the 1996 Pre-Effective Period as audited by Deloitte & Touche LLP and included in the Annual Report on Form 10-K of the Acquiror for the year ended January 31, 1997 (the "Annual Report") filed by the Acquiror under the Securities Exchange Act of 1934 (the "1934 Act"). A copy of the Annual Report shall be transmitted to the Stockholder by the Acquiror within two business days of the filing. To the extent the amount of the net income for the 1996 Pre-Effective Period as definitively determined and adjusted so as not to exceed the amount of Permitted 1996 Pre-Effective Income Distribution is more than the amount of the net income previously distributed to the Stockholder pursuant to this Section 6.8(b), the Surviving Corporation shall distribute the amount of the excess to the Stockholder. To the extent the amount of net income of AFA for the 1996 Pre-Effective Period as definitively determined and adjusted so as not to exceed the amount of Permitted 1996 Pre-Effective Income Distribution is less than the amount previously distributed under this Section 6.8(b), the Stockholder shall repay such deficiency to the Surviving Corporation. Payment of the excess or deficiency, as the case may be, shall be made within ten business days of the filing of the Annual Report by the Acquiror under the 1934 Act."

                  4. Subparagraphs (b) and (c) of Section 12.2 of the Merger Agreement are hereby amended to provide as follows:

                  "(b) By Acquiror if the Effective Date shall have been postponed and shall have not occurred on or prior to April 30, 1996 because one or more of the conditions provided for in Article IX of this Agreement shall not have been met by AFA or the Stockholder or waived in writing by Acquiror prior to such date; or

                  (c) By the Stockholder and AFA if the (i) Registration Statement has not been filed on or prior to December 31, 1995, or
         (ii) the Closing shall have been postponed and shall not have occurred on or prior to April 30, 1996, because one or more of the condi tions provided for in Article X of this Agreement shall not have been met by Acquiror or Newco or waived in writing by the Stockholder prior to such date.

                  5. References in Sections 10.10 and 13.8 to "the Brock Law Group" are hereby revised to "Brock, Fensterstock, Silverstein, McAuliffe & Wade LLC".

                  6. The amount of base salary provided in Section 4 of the Employment Agreement, Exhibit C, shall be amended to "$150,000 per annum" and such Exhibit is amended accordingly.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                              BATTERIES BATTERIES, INC.


                              By             /s/ John L. Teeger
                                ----------------------------------------
                                                John L. Teeger

                              BATCEL CORP.


                              By             /s/ John L. Teeger
                                ----------------------------------------
                                                John L. Teeger

                              ADVANCED FOX ANTENNA, INC.


                              By       /s/  Stephen Rade, President
                                ----------------------------------------
                                           Stephen Rade, President


                              STOCKHOLDER:


                                             /s/ Stephen Rade
                                ----------------------------------------
                                                Stephen Rade